Exhibit 10.20
NONQUALIFIED STOCK OPTION AGREEMENT
KIPS BAY MEDICAL, INC.
2007 LONG-TERM INCENTIVE PLAN
     THIS AGREEMENT, made effective as of this ___day of                     , ___(the “Issue Date”) by and between Kips Bay Medical, Inc., a Delaware corporation (the “Company”), and                                          (“Participant”).
W I T N E S S E T H:
     WHEREAS, Participant on the date hereof is a key employee or officer of the Company or one of its Affiliates; and
     WHEREAS, the Company wishes to grant a nonqualified stock option to Participant to purchase shares of the Company’s Common Stock pursuant to the Company’s 2007 Long-Term Incentive Plan (the “Plan”); and
     WHEREAS, the Administrator of the Plan has authorized the grant of a nonqualified stock option to Participant;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
     1. Grant of Option. The Company hereby grants to Participant on the date set forth above (the “Date of Grant”), the right and option (the “Option”) to purchase all or portions of an aggregate of                                         (                    ) shares of Common Stock at a per share price equal to the greater of $___or the per share Fair Market Value as determined by an independent appraiser selected by the Company, subject to the terms and conditions set forth herein, and subject to adjustment pursuant to Section 12 of the Plan. This Option is not intended to be an incentive stock option within the meaning of Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.
     2. Duration and Exercisability.
          a. General. The term during which this Option may be exercised shall terminate on ___, 20___, except as otherwise provided in Paragraphs 2(b) through 2(e) below. This Option shall become exercisable as follows:

Vesting Date	Percentage of Shares

Once the Option becomes exercisable to the extent of 100% of the aggregate number of shares specified in Paragraph 1, Participant may continue to exercise this Option under the terms and conditions of this Agreement until the termination of the Option as provided herein. If Participant does not purchase upon an exercise of this Option the full number of shares which Participant is then entitled to purchase, Participant may purchase upon any subsequent exercise prior to this Option’s termination such previously unpurchased shares in addition to those Participant is otherwise entitled to purchase.
          b. Termination of Employment (other than Termination for Cause, Disability or Death). If Participant’s employment with the Company or any Affiliate is terminated for any reason other than termination by the Company for “cause,” disability, or death, this Option shall completely terminate on the earlier of (i) the close of business on the three-month anniversary date of such termination of employment, and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following the termination of Participant’s employment, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding such termination of employment, but had not previously been exercised. To the extent this Option was not exercisable upon such termination of employment, or if Participant does not exercise the Option within the time specified in this Paragraph 2(b), all rights of Participant under this Option shall be forfeited.
          c. Termination of Employment for Cause. If Participant’s employment with the Company or any Affiliate is terminated for “cause,” the unexercised portion of this Option shall immediately expire, and all rights of Participant under this Option shall be forfeited. Solely for purposes of this Paragraph 2(c), “cause” shall mean (i) Participant being charged with a felony or convicted of any criminal misdemeanor or more serious act; (ii) any intentional and/or willful act of fraud or dishonesty by Participant related to or connected with Participant’s employment by the Company or any of its Affiliates; (iii) the willful and/or continued failure, neglect or refusal by Participant to perform his or her employment duties with the Company or any of its Affiliates, (iv) a material violation of the Company’s or an Affiliate’s policies or codes of conduct; or (v) the willful and/or material breach by Participant of any agreement between Participant and the Company or any of its Affiliates, including but not limited to an employment agreement or a noncompetition agreement.
          d. Disability. If Participant’s employment terminates because of disability (as defined in Code Section 22(e), or any successor provision), this Option shall terminate on the earlier of (i) the close of business on the twelve-month anniversary date of such termination of employment, and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following the termination of Participant’s employment, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding such termination of employment, but had not previously been exercised. To the extent this Option was not exercisable upon such termination of employment, or if Participant does not exercise the Option within the time specified in this Paragraph 2(d), all rights of Participant under this Option shall be forfeited.
          e. Death. In the event of Participant’s death, this Option shall terminate on the earlier of (i) the close of business on the twelve-month anniversary date of Participant’s death, and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following Participant’s death, this Option shall be exercisable by the person or persons to whom Participant’s rights under this Option shall have passed by Participant’s will or by the laws of descent and distribution only to the extent the Option was exercisable on the vesting date immediately preceding Participant’s death, but had not previously been exercised. To the extent this Option was not exercisable upon the date of Participant’s death, or if Participant does not exercise the Option within the time specified in this Paragraph 2(e), all rights of Participant under this Option shall be forfeited.
     3. Manner of Exercise.
          a. General. The Option may be exercised only by Participant (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Administrator may deem advisable, by delivering within the Option Period written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the Option price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the Option period as provided herein.
          b. Form of Payment. Subject to approval by the Administrator, payment of the option price by Participant may be in the form of (i) cash, personal check, or certified check, (ii) promissory note, (iii) installments, (iv) through the withholding of shares of Stock having a Fair Market Value equal to the total exercise price for the shares being purchased from the number of shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement), (v) previously-owned shares of the Company’s Common Stock valued at such Stock’s then Fair Market Value, or (vi) any combination thereof. Any stock tendered as part of such payment shall be valued at its Fair Market Value as provided in the Plan. For purposes of this Agreement, “previously-acquired shares of Common Stock” shall have the meaning set forth in Section 8 of the Plan. The Administrator may, in its discretion, permit Participant to tender such previously-acquired shares through the actual delivery of such shares or through attestation of ownership on such forms as the Administrator may prescribe.
          c. Stock Transfer Records. As soon as practicable after the effective exercise of all or any part of the Option, Participant shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to Participant one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

     4. Miscellaneous.
          a. Employment-at-Will; Rights as Shareholder. This Agreement shall not confer on Participant any right with respect to continuance of employment by the Company or any of its Affiliates, nor will it interfere in any way with the right of the Company to terminate such employment. Participant’s employment relationship with the Company and its Affiliates shall be employment-at-will, and nothing in this Agreement shall be construed as creating an employment contract for any specified term between Participant and the Company or any Affiliate. Participant shall have no rights as a shareholder with respect to shares subject to this Option until such shares have been issued to Participant upon exercise of this Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 12 of the Plan.
          b. Securities Law Compliance. The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. Participant may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.
          c. Mergers, Recapitalizations, Stock Splits, Etc. Pursuant and subject to Section 12 of the Plan, certain changes in the number or character of the Common Stock of the Company (through merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Participant’s rights with respect to any unexercised portion of the Option (i.e., Participant shall have such “anti-dilution” rights under the Option with respect to such events, but shall not have “preemptive” rights).
          d. Shares Reserved. The Company shall at all times during the option period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.
          e. Withholding Taxes. To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part (i) by delivering shares of Common Stock, or (ii) by electing to have the Company withhold shares of Common Stock otherwise issuable to Participant, in either case having a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to the minimum amount required to be withheld for tax purposes. Participant’s request to deliver shares or to have shares withheld for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations or, if later, the date that the amount of tax to be withheld is determined under applicable tax law.
          f. Nontransferability. During the lifetime of Participant, the accrued Option shall be exercisable only by Participant or by the Participant’s guardian or other legal representative, and shall not be assignable or transferable by Participant, in whole or in part, other than by will or by the laws of descent and distribution.
          g. 2007 Long-Term Incentive Plan. The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Option, and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.
          h. Stock Subject to Agreement. Participant specifically acknowledges and understands that any shares of Common Stock purchased by Participant pursuant to this Agreement or otherwise owned by Participant shall be subject to a shareholder control agreement which, among other matters, shall include provisions restricting the pledge, encumbrance, sale, assignment, transfer, gift, or disposition of any such stock and provisions protecting any election the Company may have in place to be taxed as an S corporation under the Code whenever such election is in effect.
          i. Stock Legend. The Administrator may require that the certificates for any shares of Common Stock purchased by Participant (or, in the case of death, Participant’s successors) shall bear an appropriate legend to reflect the restrictions of Paragraph 4(b) and Paragraph 4(h) of this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable Paragraph 4(h).
          j. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company, its Affiliates and its successors and assigns and Participant and any successor or successors of Participant permitted by Paragraph 2 or Paragraph 4(f) above.
          k. Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted only for the production of documents. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys’ fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

KIPS BAY MEDICAL, INC.
By:
Its:

Participant

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